As filed with the Securities and Exchange Commission on December 15, 1998

                                          Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         GRAND TOYS INTERNATIONAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
          ------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   87-0454155
                       ----------------------------------
                      (I.R.S. Employer Identification No.)

           1710 Route Transcanadienne, Dorval, Quebec, Canada H9P 1H7
           ----------------------------------------------------------
          (Address of Principal Executive Offices, including zip code)

                   Amended and Restated 1993 Stock Option Plan
              Other Options Granted to Officers, Directors and Others
              -------------------------------------------------------
                            (Full Title of the Plan)

------------------------------------------------------------------------

      Stephen Altro                                 Copy to:
        President                            Paul J. Pollock, Esq.
       Grand Toys                            Piper & Marbury L.L.P.
   International, Inc.                    1251 Avenue of the Americas
       1710 Route                              New York, NY 10020
     Transcanadienne                             (212) 835-6000
 Dorval, Quebec, Canada
         H9P 1H7
     (514) 685-2180
------------------------------------------------------------------------
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

                           -------------------------
      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                              --------------------
      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
 Title of Each Class Amount to    Proposed        Proposed        Amount of
 of Securities to be     be        Maximum      Maximum Aggregate Registration
     Registered     Registered Offering Price   Offering Price    Fee
                        (1)      per Share
------------------------------------------------------------------------------
 Common Stock, $.001 1,000,000      $4.38       $4,380,000.00 $1,292.10
      par value
------------------------------------------------------------------------
                    431,095        $7.65       $3,297,876.75 $972.87
------------------------------------------------------------------------
                     10,000        $5.31       $53,100.00     $15.66
------------------------------------------------------------------------
                    281,000        $5.50       $1,545,500.00 $455.92
------------------------------------------------------------------------
                     13,400        $14.35      $192,290.00    $56.73
------------------------------------------------------------------------
                     17,700        $7.50       $132,750.00    $39.16
------------------------------------------------------------------------
                      1,000        $25.00      $25,000.00      $7.38
------------------------------------------------------------------------
                      1,000        $26.10      $26,100.00      $7.70
------------------------------------------------------------------------
                      1,000        $32.65      $32,650.00      $9.63
------------------------------------------------------------------------
                      1,000        $31.25      $31,250.00      $9.22
------------------------------------------------------------------------
                      1,000        $21.90      $21,900.00      $6.46
------------------------------------------------------------------------
                        500        $13.15      $6,575.00       $1.94
------------------------------------------------------------------------
                        500        $12.20      $6,100.00       $1.80
------------------------------------------------------------------------
                        500        $11.55      $5,775.00       $1.70
------------------------------------------------------------------------
                        500        $5.95       $2,975.00       $0.88
------------------------------------------------------------------------
                        500        $9.69       $4,845.00       $1.43
------------------------------------------------------------------------
                      1,000        $6.70       $6,700.00       $1.98
------------------------------------------------------------------------
                      1,000        $3.90       $3,900.00       $1.15
------------------------------------------------------------------------
                     20,000        $4.75       $95,000.00     $28.03
------------------------------------------------------------------------
                      1,000        $6.40       $6,400.00       $1.89
------------------------------------------------------------------------
                      1,000        $5.63       $5,630.00       $1.66
------------------------------------------------------------------------
                      1,000        $5.46       $5,460.00       $1.61
------------------------------------------------------------------------
                      1,000        $6.00       $6,000.00       $1.77
------------------------------------------------------------------------
                      1,000        $7.31       $7,310.00       $2.16
------------------------------------------------------------------------
                      1,000        $6.13       $6,130.00       $1.81
------------------------------------------------------------------------
                      1,000        $2.88       $2,880.00       $0.85
------------------------------------------------------------------------
                    231,400     $5.38 (2)      $1,244,932.00 $367.25
========================================================================

              TOTAL 2,021,095                 $11,155,028.75 $3,290.73
-------------------------------------------------------------===========
     (1) This Registration Statement also includes an indeterminable number of shares of Common Stock which may be issued under the antidilution provisions of the plans.

     (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, and constitutes the average of the bid and asked price of the Common Stock as reported on the Nasdaq SmallCap Market on December 7, 1998.

PROSPECTUS



                         GRAND TOYS INTERNATIONAL, INC.

                        1,746,595 Shares of Common Stock


      The Selling Stockholders have the right to determine both the number of shares they will offer and the time or times when they will offer the shares. They may sell the shares at the market price at the time of the sale or at such other prices as they may negotiate.

      Grand will not receive any of the proceeds from the offering, but will receive an aggregate of $9,546,297 if all the options granted to date are exercised. The exercise price of options remaining to be granted under the Plan shall be determined by the closing price of the Common Stock on the Nasdaq SmallCap Market on the date of the grant.

      The Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "GRIN." On December 7, 1998, the closing sale price of the Common Stock was $5.00 per share.


  INVESTMENT IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
              SEE "RISK FACTORS" BEGINNING ON PAGE 4.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION
         NOR ANY STATE SECURITIES COMMISSION HAS APPROVED
         OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
            THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.
     ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Prospectus is December 15, 1998.

      A Registration Statement on Form S-8, together with all amendments, exhibits and documents incorporated therein by reference (the "Registration Statement") has been filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement, exhibit or other document referred to herein are not necessarily complete, and each statement is qualified in all respects by reference to the copies of documents filed or incorporated by reference as an exhibit to the Registration Statement or otherwise filed with the Commission. See also "Incorporation of Certain Documents by Reference."

      The Company intends to furnish to holders of Common Stock for each fiscal year an annual report which contains consolidated financial statements prepared in accordance with United States generally accepted accounting principles and audited and reported on, with an opinion expressed by, an independent public accounting firm, and such other reports as may be required by law.

          INCORPORATION   OF  CERTAIN   DOCUMENTS  BY  REFERENCE

     The following documents (or parts thereof) filed by the Company with the SEC are incorporated by reference in this Prospectus:

      1. The Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

      2. The Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June, 30, 1998 and September 30, 1998;

      3. Proxy Statement, dated April 24, 1998 for the Annual Meeting of Stockholders held on May 28, 1998;

      4. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above; and

      5. The description of the Common Stock contained in the Company's registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all of the Shares have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company shall furnish without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such documents should be directed to Mr. Ron Goldenberg, Chief Financial Officer, Grand Toys International, Inc., 1710 Route Transcanadienne, Dorval, Quebec H9P 1H7, Canada. The Company's telephone number is (514) 685-2180.

                                  RISK FACTORS

      Investing in Grand's Common Stock is very risky. You should carefully consider the following factors and other information in this Prospectus before deciding to invest in the shares. If you are not in a financial position to bear a complete loss of your investment, you should not purchase any of the shares. Portions of this Prospectus and information incorporated into this Prospectus contain certain "forward looking" statements which involve risks and uncertainties. Grand's actual results may differ significantly from the results discussed in the forward looking statements. Although Grand believes that the assumptions underlying the forward looking statements contained herein and incorporated herein by reference are reasonable, any of the assumptions could prove inaccurate and cause such forward looking statements to be inaccurate.

      Possible Conflicts of Interest. Certain relationships among Grand, its management and affiliates create various potential and actual conflicts of interest. Although it is Grand's policy for all material affiliated transactions and loans to be made or entered into on terms that are no less favorable to Grand than those that can be obtained from unaffiliated third parties and for such transactions to be approved by a majority of the directors who do not have an interest in the transaction, certain situations may arise in the future where such persons would be required to determine whether actions that could benefit or negatively impact Grand, could negatively impact or benefit the personal interests of that person.

      Dependence on Existing Management. Grand's success is dependent on the expertise, experience and continued services of Stephen Altro, Chairman, President and a director of Grand; David Mars, Vice Chairman and a director of Grand; and Ron Goldenberg, Executive Vice President , Chief Financial Officer and a director. Most decisions concerning the conduct of Grand business are made or significantly influenced by such persons. The loss or interruption of the services of such persons could have a material adverse effect on the Company. The Company does not maintain "key man" insurance on the life of any such persons. The Company has entered into employment agreements, expiring on October 31, 2000, with each of Messrs. Altro, Mars and Goldenberg, which employment agreements include, among other things, provisions restricting such persons from competing with Grand during the term of their employment and for a period of two years thereafter if their employment with Grand is terminated for cause or voluntarily by such persons. In the event of the loss of any such persons, no assurances can be given that the Company will be able to obtain the services of adequate replacement personnel.

      Control by Certain Existing Shareholders. Messrs. Altro, Mars and Goldenberg, directors and executive officers of Grand (together with members of their immediate families), beneficially own approximately 35.6% of Grand's currently issued and outstanding stock. In addition, the foregoing persons beneficially own options to purchase an aggregate of 1,381,095 shares offered under this Prospectus, which options, if exercised in full, together with the shares of Common Stock currently beneficially owned, would represent approximately 55.5% of Grand's issued and outstanding capital stock. Further, of these, options to purchase 431,095 shares are intended to represent an aggregate of 24.16% of the issued and outstanding capital stock on a fully diluted basis and are, therefore, subject to increase or decrease based upon changes in the number of shares of Grand's Common Stock from time to time outstanding. These adjustment provisions would have the effect of protecting these shareholders, in part, from dilution as a result of the subsequent issuances of stock by Grand.

      By virtue of the number of shares of Common Stock and options to purchase Common Stock owned by Messrs. Altro, Mars and Goldenberg, such persons will have the ability to determine the election of all of Grand's directors and control most corporate actions. Messrs. Mars, Altro and Goldenberg could, therefore, vote against certain corporate activities that could benefit the other shareholders of Grand, or in favor of certain actions that could benefit them but not be in the best interests of Grand's other shareholders, such as any merger or acquisition or other takeover proposition offers Grand could receive in the future from third parties.

      Dilutive Effect of Unissued Shares; Outstanding Options and Warrants. There are currently 1,557,597 shares of Common Stock outstanding, and options and warrants to acquire an additional 1,924,695, shares of Common Stock, including the shares offered under this Prospectus, are also outstanding. The voting power of each holder of Common stock would be diluted by the issuance of these additional shares of Common Stock. Moreover, the prevailing market price for the Common Stock may be materially and adversely affected by the addition of a substantial number of shares of Common Stock, including the shares offered hereby, into the market or by registration under the Securities Act of the sale of the shares underlying such options and warrants. See "Dilution."

      Risks of Acquisitions. Grand may at times become involved in discussions with potential acquisition candidates. However, there can be no assurances that Grand will identify and/or consummate any acquisitions, or that such acquisitions, if completed, will be successful. In addition, should Grand consummate an acquisition, such acquisition could have an adverse effect on Grand's liquidity and earnings.

      New Products. As a result of changing consumer preferences, many products in the toy industry are successfully marketed for only one or two years. In the event a new product does not receive sufficient market acceptance, Grand may be required to sell inventory, if any exists, of such products at a substantial discount. Accordingly, Grand's success is dependent in large part on its ability to secure the rights to distribute new products and to secure new character and well-known brand name licenses for existing or new product lines. There can be no assurance, however, that any new products will be successful or meet with the same success as Grand's existing products.

      Government Regulation. Grand is subject to the provisions of various laws, certain of which have been enacted by the Federal Government of Canada and others which have been enacted by the government of the Province of Quebec and other Canadian provinces. The laws of Canada, to which Grand is subject, include the Hazardous Products Act which empowers the government to protect children from hazardous toys and other articles. Under that legislation, the government has the authority to exclude from the market those articles which are found to be hazardous. Grand is also subject to the Consumer Packaging and Labeling Act enacted by the government of Canada, which legislation prohibits the importing into Canada of prepackaged items and which prohibits the sale or import or advertising in Canada of items which have misleading information on their label.

      Competition. Competition in the toy industry is intense. Many other companies involved in such businesses in Canada and the United States have greater financial resources than the Company, and larger sales forces, greater name recognition, larger facilities for product development and products that may be more competitively priced than the Grand's products.

      No Dividends. Grand has not paid any cash or other dividends on its Common Stock and does not expect to declare or pay any cash dividends in the foreseeable future. In addition, Grand's current credit agreement with its bank restricts the payment of any dividends without the bank's prior consent.


      Risks Associates with the Year 2000. The Year 2000 issue arose from computer programs which were written using two digits rather than four to define the applicable year. For example, date-sensitive software may recognize a date using "00" as the Year 1900 rather than the Year 2000. Such misrecognition could result in system failures or miscalculations causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

      We rely on our systems in operating and monitoring all aspects of our business. We also rely on the external systems of our suppliers and resellers. We have identified all of our significant internal software applications which contain source codes that may be unable to appropriately interpret the Year 2000 and have already begun to fix or replace those applications. We have determined that all of our systems are Year 2000 compliant.

      In addition, we have started to ask our major suppliers and resellers about their progress in identifying and addressing problems related to the Year 2000. Certain of these companies have informed us that they do not anticipate problems in their business operations due to Year 2000 compliance issues. We are currently unable to determine the extent to which Year 2000 issues will affect our other suppliers and resellers or the extent to which we would be vulnerable to their failure to fix any of their Year 2000 problems.


                                 USE OF PROCEEDS

      Grand will not realize any proceeds from the sale of the Shares which may be sold pursuant to this Prospectus but will derive proceeds of approximately $9,546,297 if all of the options are exercised. Such proceeds will be available to Grand for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the options will be exercised. See "Selling Stockholders" and "Plan of Distribution."


                             DILUTION

      We are authorized to issue 50,000,000 shares of Common Stock. Of such shares 1,577,597 shares are issued and outstanding, 300,000 shares are reserved for issuance upon the exercise of options granted under Grand's Amended and Restated 1993 Stock Option Plan (the "Plan") and 1,856,095 shares are reserved for issuance upon the exercise of warrants and options granted outside of the Plan.

In certain cases, the officers, directors and present stockholders of Grand have acquired their shares at a cost substantially lower than that which investors will pay for the Common Stock offered hereby. As a result, anyone purchasing shares in this offering could incur dilution in the net tangible book value per share. See "Risk Factors - Dilutive Effect of Unissued Shares."


                       SELLING STOCKHOLDERS

Identity of Selling  Stockholders;  Number of Shares Offered.

     The  following  table sets forth (i) the name of each Selling  Stockholder,
(ii) the nature of any position, office, or other material relationship which each such Selling Stockholder has had with the Company or any of its affiliates within the last three years, (iii) the number of shares of Common Stock owned by each such Selling Stockholder prior to the offering, (iv) the number of shares of Common Stock offered for each such Selling Stockholder's account, and (v) the number of shares of Common Stock and the percentage owned by each such Selling Stockholder after completion of the offering.

                                             Number   Number of
                                of Shares    of       Shares
                                Owned        Shares   Owned     Percentage
Selling      Relationship to    Prior to     to be    After     Owned After
Stockholder  Company            Offering     be Sold  Offering  Offering (1)
-----------  ----------------   --------     -------  --------  -----------

Stephen     Chairman and      1,232,853(2)   611,265  621,588    28.4%
Altro       Director

Lawrence    President,   Chief  170,000(7)   140,000  30,000      1.7%
Bernstein   Executive  Officer
            and Director

David Mars  Vice  Chairman and 1,232,853(3)  611,265  621,588    28.4%
            Director

Ron         Executive     Vice   780,153(4)  158,565  621,588    35.8%
Goldenberg  President,   Chief
            Financial  Officer
            and Director

Elliot L.   Director              55,500(5)   55,500        0         0
Bier

James B.    Director              85,000(6)   30,000   55,000      3.4%
Rybakoff

Robert Finn                      170,000(7)  140,000   30,000      1.7%

     (1) Computed on the basis of 1,577,597 shares of Common Stock outstanding, and, with respect to those persons holding warrants or options to purchase Common Stock exercisable within sixty (60) days, the number of shares of Common Stock that are issuable upon the exercise thereof.

     (2) Includes currently exercisable options to purchase 611,265 shares of Common Stock. Amgo Investments, Inc. ("Amgo"), a corporation controlled by David Mars, Stephen Altro and Ron Goldenberg, owns 561,588 shares of Common Stock. Mr. Altro's interest in Amgo is owned of record by 2870304 Canada, Inc., a privately held corporation controlled by Mr. Altro, of which his wife and children, the only other shareholders of such corporation, are minority shareholders. Mr. Altro disclaims beneficial ownership of (a) 248,770 shares of Common Stock owned by Amgo and beneficially owned by Mr. Mars and (b) 64,048 shares of Common Stock owned by Amgo and beneficially owned by Mr. Goldenberg.

     (3) Includes currently exercisable options to purchase 611,265 shares of Common Stock. Mr. Mars' interest in Amgo is owned of record by 2884330 Canada, Inc., a privately held corporation controlled by Mr. Mars, of which his wife and children, the only other shareholders of such corporation, are minority shareholders. Mr. Mars disclaims beneficial ownership of (a) 248,770 shares of Common Stock owned by Amgo and beneficially owned by Mr. Altro and (b) 64,048 shares of Common Stock owned by Amgo and beneficially owned by Mr. Goldenberg.

     (4) Includes currently exercisable options to purchase 158,565 shares of Common Stock. Mr. Goldenberg's interest in Amgo is owned of record by 2884348 Canada, Inc., a privately held corporation controlled by Mr. Goldenberg, of which his wife, the only other shareholder of such corporation, is a minority shareholder. Mr. Goldenberg disclaims beneficial ownership of (a) 248,770 shares of Common Stock owned by Amgo and beneficially owned by Mr. Altro and (b) 248,770 shares of Common Stock owned by Amgo and beneficially owned by Mr. Mars.

     (5) Represents currently exercisable options to purchase 55,500 shares of Common Stock.

     (6) Represents currently exercisable (a) options to purchase 30,000 shares of Common Stock and (b) warrants to purchase 55,000 shares of Common Stock owned of record by Akin Bay Company L.L.C. of which Mr. Rybakoff is a controlling member.

     (7) Includes currently exercisable options to purchase 140,000 shares of Common Stock.

      Stephen Altro has been the Chairman and a director of the Company since July 20, 1993 and was also President of the Company until He has held similar positions with Grand Canada, the Company's Canadian operating subsidiary, for over 35 years. Mr. Altro co-founded Grand Canada with David Mars more than 35 years ago.

      Lawrence Bernstein has been and director of the Company since July 1998 and President and Chief Executive Officer of the Company since September 1998. From July 1994 to July 1998, Mr. Bernstein owned and operated Rockport Entertainment, a private company that provided consulting services to toy distributors. From June 1989 to August 1994, Mr. Bernstein was an Executive Vice President of Hasbro, Inc. ("Hasbro") and President of Hasbro's toy division.

      David Mars has been the Vice Chairman since 1995 and a director of the Company since July 20, 1993. He has held similar positions with Grand Canada for over 35 years. Mr. Mars co-founded Grand Canada with Stephen Altro more than 35 years ago.

      Ron Goldenberg has been Vice President, Chief Financial Officer and a director of the Company since July 20, 1993. Prior to such time, he was the Vice President of Finance and Chief Financial Officer of Grand Canada for over seven years. Mr. Goldenberg is a chartered public accountant in Canada.

      Elliot L. Bier has been a director of the Company since July 20, 1993. He has been a practicing attorney in Montreal for the last 20 years. He is a senior partner in Adessky Poulin, the Company's Canadian legal counsel.

      James B. Rybakoff is the President of Akin Bay Company, an investment bank and brokerage firm, which Mr. Rybakoff co-founded in 1990. From 1992 to 1993 he served as an associate for Zilkha & Company, an international mergers and acquisition investment banking and strategic planning firm.


                       PLAN OF DISTRIBUTION

      Grand will receive no part of the proceeds of any sales made hereunder. See "Use of Proceeds." Grand will pay all expenses of registration incurred in connection with this offering and in connection with the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers or agents. All selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

      The Selling Stockholders and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

      The Selling Stockholders may from time to time sell all or a portion of the Shares on the Nasdaq SmallCap market or on any other national securities exchange on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In effecting sales, brokers and dealers engaged by Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive from the purchasers of such shares commissions as described above.

      In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell the Shares short and redeliver the Shares to close out the short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the Shares. The Selling
Stockholders may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the Selling Stockholders may enter into, from time to time, other types of hedging transactions.

      The Selling Stockholders and any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any profit on the sale of Shares by the Selling Stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

      The Shares may also be sold pursuant to Rule 144 under the Securities Act beginning one year after the Shares were issued, provided such date is at least 90 days after the date of this Prospectus.

      Grand has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered hereunder.

                          INDEMNIFICATION

      The rights of the Company or its stockholders to sue any director or officer of the Company for misconduct in conducting the affairs of the Company as an officer or director is limited by Article XII of the Company's Articles of Incorporation and Nevada statutory law to cases for damages resulting from breaches of fiduciary duties involving acts or omissions involving intentional misconduct, fraud, knowing violations of the law or the unlawful payment of dividends. Ordinary negligence is not a ground for such a suit. The statute does not limit the liability of directors or officers for monetary damages under the federal securities laws. The Company also has the obligation, pursuant to
Article IX of the Company's Amended and Restated Bylaws, to indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which the Company owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by any such person in connection with the defense of any action, suit or proceeding in which such person is made a party, by reason of being or having been a director or officer of the Company, or of such other corporation, except in relation to matters as to which any such person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

      The Company maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by the Company. Accordingly, indemnification may occur for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                           LEGAL MATTERS

      The legality of the securities offered by this Prospectus has been passed upon for Grand by Piper & Marbury L.L.P., 1251 Avenue of the Americas, New York, New York 10020.


                              EXPERTS

     The consolidated financial statements and schedules of Grand for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein in reliance upon the report of KPMG, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                              PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

The following documents (or parts thereof) filed by the Company with the SEC are incorporated by reference in this Prospectus:

      1. The Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

      2. The Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June, 30, 1998 and September 30, 1998;

      3. Proxy Statement, dated April 24, 1998 for the Annual Meeting of Stockholders held on May 28, 1998;

      4. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above; and

      5. The description of the Common Stock contained in the Company's registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all of the Shares have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company shall furnish without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such documents should be directed to Mr. Ron Goldenberg, Chief Financial Officer, Grand Toys International, Inc., 1710 Route Transcanadienne, Dorval, Quebec H9P 1H7, Canada. The Company's telephone number is (514) 685-2180.

Item 4.  Description of Securities.

      Not applicable.


Item 5.  Interests of Named Experts and Counsel.

      None


Item 6.  Indemnification of Directors and Officers

      The rights of the Company or its stockholders to sue any director or officer of the Company for misconduct in conducting the affairs of the Company as an officer or director is limited by Article XII of the Company's Articles of Incorporation and Nevada statutory law to cases for damages resulting from breaches of fiduciary duties involving acts or omissions involving intentional misconduct, fraud, knowing violations of the law or the unlawful payment of dividends. Ordinary negligence is not a ground for such a suit. The statute does not limit the liability of directors or officers for monetary damages under the federal securities laws. The Company also has the obligation, pursuant to
Article IX of the Company's Amended and Restated Bylaws, to indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which the Company owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by any such person in connection with the defense of any action, suit or proceeding in which such person is made a party, by reason of being or having been a director or officer of the Company, or of such other corporation, except in relation to matters as to which any such person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

      The Company maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by the Company. Accordingly, indemnification may occur for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

      Not Applicable.

Item 8.  Exhibits

Exhibit No.     Description
-----------     ------------

4.1 Grand Toys International, Inc. Amended and Restated 1993 Stock Option Plan (the "Plan"). (1)

4.2        Form of  Stock  Option  Agreement  for  options  granted
           under the Plan.  (2)

4.3        Stock Option Agreement  between the Company and James B.
           Rybakoff, dated August 14, 1997.  (2)

4.4 Stock Option Agreement between the Company and Stephen Altro, dated August 14, 1997. (2)

4.5 Stock Option Agreement between the Company and David Mars, dated August 14, 1997. (2)

4.6 Stock Option Agreement between the Company and Ron Goldenberg, dated August 14, 1997. (2)

4.7 Stock Option Agreement between the Company and Elliot Bier, dated August 14, 1997. (2)

4.8 Stock Option Agreement between the Company and Stephen Altro, dated May 28, 1996. (2)

4.9 Stock Option Agreement between the Company and David Mars, dated May 28, 1996. (2)

4.10 Stock Option Agreement between the Company and Ron Goldenberg, dated May 28, 1996. (2)

4.11       Stock  Option  Agreement  between the Company and Elliot
           L. Bier, dated October 1, 1996.  (2)

4.12 Stock Option Agreement between the Company and Lawrence Bernstein, dated July 30, 1998. (2)

4.13 Stock Option Agreement between the Company and Robert Finn, dated July 30, 1998. (2)

5.1 Opinion of Piper & Marbury L.L.P., as to the legality of the securities being registered. (2)

23.1       Consent of KPMG Peat Marwick.  (2)

23.2 Consent of Piper & Marbury, L.L.P (contained in its Opinion filed as part of Exhibit 5.1)

24.1 Powers of Attorney (included on the signature page of the registration statement).

------------------
(1) Filed as Appendix A to the Company's Definitive Proxy Statement for the Annual Meeting of Shareholders held on June 6, 1995.

(2)   Filed with this registration statement.


Item 9.  Undertakings.

(a)   The undersigned registrant hereby undertakes to:

      (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) include any prospectus required by section 10(a)(3) of Securities Act of 1933, as amended (the "Securities Act");

          (ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) include any additional or changed material information on the plan of distribution.

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That for the purpose of determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of December, 1998.

                               GRAND TOYS INTERNATIONAL, INC.


                               By:   /s/ Lawrence Bernstein
                                  ------------------------------------
                                    Lawrence Bernstein
                                    President, Chief Executive Officer
                                    and Director


                         POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Lawrence Bernstein and Ron Goldenberg, or either of them, each with the power of substitution, his or her attorney-in-fact, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute, may do or choose to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                      Title                        Date
---------                      -----                        ----

/s/ Lawrence Bernstein         President, Chief Executive December 15, 1998
----------------------         Officer and Director
Lawrence Bernstein


/s/ Stephen Altro              Chairman and Director      December 15, 1998
----------------------
Stephen Altro


/s/ David Mars                 Vice Chairman and Director December 15, 1998
----------------------
David Mars


/s/ Ron Goldenberg             Executive Vice President,  December 15, 1998
----------------------         Chief Financial and Director
Ron Goldenberg


/s/ Elliot L. Bier             Director                   December 15, 1998
----------------------
Elliot L. Bier


/s/ James B. Rybakoff          Director                   December 15, 1998
----------------------
James B. Rybakoff

                           EXHIBIT INDEX

Exhibit No.     Description                                           Page
----------      -----------                                           ----

4.1 Grand Toys International, Inc. Amended and Restated 1993 Stock Option Plan (the "Plan"). (1)

4.2        Form of  Stock  Option  Agreement  for  options  granted
           under the Plan.                                            22

4.3        Stock Option Agreement between the Company and James B.
           Rybakoff, dated August 14, 1997.                           25

4.4        Stock Option  Agreement  between the Company and Stephen
           Altro, dated August 14, 1997.                              29

4.5        Stock  Option  Agreement  between  the Company and David
           Mars, dated August 14, 1997.                               33

4.6        Stock  Option  Agreement  between  the  Company  and Ron
           Goldenberg,  dated August 14, 1997.                        37

4.7        Stock  Option  Agreement  between the Company and Elliot
           Bier, dated August 14, 1997.                               41

4.8        Stock Option  Agreement  between the Company and Stephen
           Altro, dated May 28, 1996.                                 45

4.9        Stock  Option  Agreement  between  the Company and David
           Mars, dated May 28, 1996.                                  50

4.10       Stock  Option  Agreement  between  the  Company  and Ron
           Goldenberg, dated May 28, 1996.                            55

4.11       Stock  Option  Agreement  between the Company and Elliot
           L. Bier, dated October 1, 1996.                            60

4.12       Stock Option Agreement between the Company and Lawrence
           Bernstein, dated July 30, 1998.                            65

4.13       Stock  Option  Agreement  between the Company and Robert
           Finn,  dated July 30, 1998.                                69

5.1        Opinion of Piper & Marbury  L.L.P.,  as to the  legality
           of the securities being registered.                        73

Exhibit No.     Description                                           Page
----------      -----------                                           ----

23.1       Consent of KPMG Peat Marwick.                              75

23.2 Consent of Piper & Marbury, L.L.P (contained in its Opinion filed as part of Exhibit 5.1)

24.1 Powers of Attorney (included on the signature page of the registration statement).

-------------
(1) Filed as Appendix A to the Company's Definitive Proxy Statement for the Annual Meeting of Shareholders held on June 6, 1995.

                                   Exhibit 4.2



                         GRAND TOYS INTERNATIONAL, INC.
                              AMENDED AND RESTATED
                           1993 STOCK OPTION AGREEMENT


Date:                                             _________________
Option Number:                                    _________________
Number of Shares Available Subject to Option:     _________________


     This Agreement, dated as of ____________, is made between Grand Toys International, Inc., a Nevada public corporation, having its principal offices at 1710 Route Transcanadienne, Dorval, Quebec, Canada (the "Company"), and _______________ (the "Optionee").

                              W I T N E S S E T H :

     1. Grant of Option. Pursuant to the provisions of the Grand Toys International, Inc. Amended and Restated 1993 Stock Option Plan, a copy of which is annexed hereto (the "Plan"), the Company hereby grants to the Optionee, subject to the terms and conditions herein set forth, the right and option (the "Option") to purchase from the Company, all or any part of an aggregate of _____ shares of Common Stock, par value U.S. $_________ per _________ share, of the Company (the "Stock") at the purchase price of U.S. per share, such Option to be exercisable as hereinafter provided.

     2. Terms and Conditions. It is understood and agreed that this Option, and the exercise of said Option, is subject to the terms and conditions set forth in the Plan, and, in addition, any terms and conditions set forth herein.

     3. Limitation on Exercise of Option. This Option shall be exercisable by the Optionee to the extent of the following number of shares of Stock commencing on the following dates:

                                Date After Which
          Number of Shares      Shares Can Be Purchased
          ----------------      -----------------------

          ______   Shares

     4. Expiration of Option. This Option shall not be exercisable after 5:00p.m. E.S.T. on _______________.

     5. Non-Assignability of Option. This Option shall not be given, granted, sold, exchanged, transferred, pledged, assigned or otherwise encumbered or disposed of by the Optionee, otherwise than by Will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall not be exercisable by any other person, but only by him.

      6. Method of Exercise of Option. The Optionee shall notify the Company by written notice sent by registered or certified mail, return receipt requested, addressed to its principal office, or by hand delivery to such office, properly receipted, as to the number of shares of Stock the Optionee desires to purchase under this Option, which written notice shall be accompanied by the Optionee's cheque payable to the order of the Company for the full option price of such shares of Stock. As soon as practicable after the receipt of such written notice the Company shall, at its principal office, tender to the Optionee a certificate or certificates issued in the Optionee's name evidencing the shares of Stock purchased by the Optionee hereunder.

     7. Death or Termination of Employment or Services. If the employment or services of the Optionee by the Company or a subsidiary corporation of the Company shall be terminated voluntarily by the Optionee or for cause by the Company, this Option shall expire forthwith, but if such employment or services shall be terminated for any other reason (except death or disability), then this Option may not be exercised at any time later than three (3) months after such termination of the Optionee's employment and then only to purchase that number of shares of Stock subject to this Option that the Optionee was entitled to purchase, upon exercise of this Option, prior to such termination of the Optionee's employment. If the Optionee dies (i) while employed by or in the service of the Company or a subsidiary corporation of the Company, or (ii) within three (3) months after termination of the Optionee's employment or services (except if such termination of employment caused this Option to expire forthwith, as in this Section 7 provided), then this Option may be exercised by the estate of the Optionee, or by a person who acquired the right to exercise this Option by bequest or inheritance or by reason of the death of the Optionee, at any time within one (1) year after such death. If the Optionee's employment or services with the Company or such subsidiary are terminated because of permanent and total disability while employed by or in the service of the Company or such subsidiary, this Option may be exercised at any time within one
(1) year after termination of the Optionee's employment or service due to the disability. Provided, however, that nothing in this Section 7 provided shall extend the term of this Option beyond _________, nor give any person the right to purchase shares of Stock subject to this Option that could not be purchased by the Optionee prior to the termination of his employment with the Company or such subsidiary.

      8. Investment Representation. The Optionee represents that at the time of any exercise of this Option, where the shares of Stock are not registered under the Securities Act of 1933, as amended, such Stock will be acquired for investment and not for resale or with a view to the distribution thereof.

      9. Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Common Stock or the Company by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations, exchanges of shares, separations, reorganizations, or liquidations, the number of shares of Stock issuable upon the exercise of this Option, the option price thereof and any limitation on exercise set forth in Section 3 hereof shall be correspondingly adjusted by the Company. Any such adjustment in the number of shares of Stock shall apply proportionately to only the then unexercised portion of this Option. If fractional shares would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

     10. No Rights as Stockholder. The Optionee shall have no rights as a Stockholder in respect to the shares of Stock as to which this Option shall not have been exercised and payment made as herein provided.

     11. Optionee Bound By Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including the terms and provisions adopted after the granting of this Option, but prior to complete exercise hereof.

     12. Binding Effect. Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

     13. Conflict. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall take precedence.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     15. Notices. Any notice hereunder shall be delivered by hand or by registered or certified mail, return receipt requested, to a party at its address set forth above with a copy to Piper & Marbury, 1251 Avenue of The Americas, New York, New York, 10020, subject to the right of either party to designate at any time hereafter, in writing, some other address.

     16. Counterparts. This Agreement may be exercised in counterparts, each of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Grand Toys International, Inc. has caused this Agreement to be executed by an appropriate officer and the Optionee has executed this Agreement, both as of the day and year first written.


                                     GRAND TOYS INTERNATIONAL, INC.


                                     BY:_______________________________


                                     OPTIONEE:__________________________

                                   Exhibit 4.3


                             STOCK OPTION AGREEMENT


           AGREEMENT made as of this 14th day of August, 1997 by and between GRAND TOYS INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada (the "Company"), and JAMES B. RYBAKOFF (the "Optionee").

                              W I T N E S S E T H:

           WHEREAS, the Optionee has provided or will provide valuable services to the Company and the Company desires to reward such services and encourage the Optionee's continued dedication and to afford the Optionee the opportunity to acquire stock ownership in, or otherwise share in the appreciation of the stock of, the Company so that the Optionee may have a direct proprietary interest in the Company's success.

           NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. Upon the terms and subject to the conditions set forth herein, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending ten (10) years from the date hereof (the "Termination Date"), the right and option (the "Option") to purchase from the Company, at a price of US $4.375 per share, 25,000 shares of the Company's common stock (the "Common Stock").

     2. Exercise of Option. Subject to the terms and conditions set forth herein, the Optionee may exercise all or part of the Option any time on or after the date of this Agreement and prior to the Termination Date.

     3. Method of Exercising Option. The Optionee may exercise the Option by delivering to the Company (i) a written notice stating the number of shares of Common Stock that the Optionee has elected to purchase at that time from the Company and (ii) full payment of the purchase price of the shares of Common Stock then to be purchased.

     Payment of the purchase price for the shares of Common Stock upon any exercise of the Option may be made by certified or bank cashier's check payable to the order of the Company or by delivery of shares of Common Stock having a fair market value equal to the purchase price of the Common Stock issuable upon exercise of the Option, duly endorsed in blank or accompanied by appropriate stock powers, together with such amount as the Company shall, in its sole discretion, deem necessary to satisfy any tax withholding obligation or tax arising by reason of the transfer of such shares of Common Stock.

     Only full shares of Common Stock with an aggregate fair market value (as determined by the Company) not exceeding the purchase price of the Option will be accepted in payment, and any portion of the Option price which is in excess of such aggregate fair market value must be paid in cash or by certified or bank cashier's check payable to the order of the Company, it being understood that the Company shall not be required to pay cash in exchange for tendered certificates. If the tendered certificate(s) evidence more shares of Common Stock than are accepted for payment, an appropriate replacement certificate shall be issued to the Optionee for the number of excess shares of Common Stock.

     4. Issuance of Common Stock upon Exercise of Option. As promptly as practicable after receipt of such written notification of the Optionee's election to exercise the Option and full payment of such purchase price, the Company shall issue or transfer to the Optionee the number of shares of Common Stock with respect to which the Option has been so exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

     5. Securities Law Acknowledgments. The Optionee acknowledges that the shares of Common Stock issued upon exercise of the Option may not be registered under applicable securities laws, that such shares of Common Stock purchased upon the exercise of the Option must be held indefinitely unless subsequently registered under the applicable securities laws or unless an exemption therefrom is available and at the election of the Company, such certificates may bear such legends regarding the limited transferability of the shares of Common Stock under applicable securities laws as counsel for the Company may require. The shares of Common Stock issued pursuant to the terms of this Agreement shall represent fully paid and nonassessable shares of Common Stock.

     6. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, administrators or person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     7. Transferability. The Option may be transferred by the Optionee only to a member of the Optionee's immediate family or pursuant to applicable laws of descent and distribution.

     8. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any share of Common Stock covered by the Option until the Optionee shall have become the holder of record of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

     9. Adjustment for Recapitalization, Merger, Etc. The aggregate number of shares of Common Stock which may be purchased pursuant to the Option, the number of shares of Common Stock covered by the Option and the price per share shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

     Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger, combination, consolidation or other business transaction, the Option shall cover the securities to which a holder of the number of shares of Common Stock covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

     Upon the dissolution or liquidation of the Company, the Option shall terminate; provided, however, that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of the Option.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors of the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional share which might otherwise become subject to the Option.

     10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares of Common Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such Common Stock shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this regard by the Compensation Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Act or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its executive offices at 1710 Route Transcanadienne, Dorval, Quebec, Canada H9P 1H7 and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to the Optionee at the address shown below the Optionee's signature to this Agreement.

     12. Entire Agreement. This Agreement sets forth the complete understanding of the Company and the Optionee with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to principles of conflicts of law).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    GRAND TOYS INTERNATIONAL, INC.


                                    By: /s/ Stephen Altro
                                        ___________________________
                                    Name: Stephen Altro
                                    Title:     President


                                    /s/ James B. Rybakoff
                                    ------------------------------
                                    Name: James B. Rybakoff
                                    Address:

                                   Exhibit 4.4


                             STOCK OPTION AGREEMENT


           AGREEMENT made as of this 14th day of August, 1997 by and between GRAND TOYS INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada (the "Company"), and STEPHEN ALTRO (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, the Optionee has provided on-going financial support to the Company; and

     WHEREAS, the Company desires to compensate the Optionee for such financial support to the Company.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. Upon the terms and subject to the conditions set forth herein, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending ten (10) years from the date hereof (the "Termination Date"), the right and option (the "Option") to purchase from the Company, at a price of US $4.375 per share, 400,000 shares of the Company's common stock (the "Common Stock").

     2. Exercise of Option. Subject to the terms and conditions set forth herein, the Optionee may exercise all or part of the Option any time on or after the date of this Agreement and prior to the Termination Date.

     3. Method of Exercising Option. The Optionee may exercise the Option by delivering to the Company (i) a written notice stating the number of shares of Common Stock that the Optionee has elected to purchase at that time from the Company and (ii) full payment of the purchase price of the shares of Common Stock then to be purchased.

     Payment of the purchase price for the shares of Common Stock upon any exercise of the Option may be made by certified or bank cashier's check payable to the order of the Company or by delivery of shares of Common Stock having a fair market value equal to the purchase price of the Common Stock issuable upon exercise of the Option, duly endorsed in blank or accompanied by appropriate stock powers, together with such amount as the Company shall, in its sole discretion, deem necessary to satisfy any tax withholding obligation or tax arising by reason of the transfer of such shares of Common Stock.

           Only full shares of Common Stock with an aggregate fair market value (as determined by the Company) not exceeding the purchase price of the Option will be accepted in payment, and any portion of the Option price which is in excess of such aggregate fair market value must be paid in cash or by certified or bank cashier's check payable to the order of the Company, it being understood that the Company shall not be required to pay cash in exchange for tendered certificates. If the tendered certificate(s) evidence more shares of Common Stock than are accepted for payment, an appropriate replacement certificate shall be issued to the Optionee for the number of excess shares of Common Stock.

           4. Issuance of Common Stock upon Exercise of Option. As promptly as practicable after receipt of such written notification of the Optionee's election to exercise the Option and full payment of such purchase price, the Company shall issue or transfer to the Optionee the number of shares of Common Stock with respect to which the Option has been so exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

           5. Securities Law Acknowledgments. The Optionee acknowledges that the shares of Common Stock issued upon exercise of the Option may not be registered under applicable securities laws, that such shares of Common Stock purchased upon the exercise of the Option must be held indefinitely unless subsequently registered under the applicable securities laws or unless an exemption therefrom is available and at the election of the Company, such certificates may bear such legends regarding the limited transferability of the shares of Common Stock under applicable securities laws as counsel for the Company may require. The shares of Common Stock issued pursuant to the terms of this Agreement shall represent fully paid and nonassessable shares of Common Stock.

           6. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, administrators or person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     7. Transferability. The Option may be transferred by the Optionee only to a member of the Optionee's immediate family or pursuant to applicable laws of descent and distribution.

           8. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any share of Common Stock covered by the Option until the Optionee shall have become the holder of record of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

           9. Adjustment for Recapitalization, Merger, Etc. The aggregate number of shares of Common Stock which may be purchased pursuant to the Option, the number of shares of Common Stock covered by the Option and the price per share shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

           Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger, combination, consolidation or other business transaction, the Option shall cover the securities to which a holder of the number of shares of Common Stock covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

           Upon the dissolution or liquidation of the Company, the Option shall terminate; provided, however, that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of the Option.

           The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors of the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional share which might otherwise become subject to the Option.

           10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares of Common Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such Common Stock shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this regard by the Compensation Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Act or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

           11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its executive offices at 1710 Route Transcanadienne, Dorval, Quebec, Canada H9P 1H7 and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to the Optionee at the address shown below the Optionee's signature to this Agreement.

     12. Entire Agreement. This Agreement sets forth the complete understanding of the Company and the Optionee with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to principles of conflicts of law).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    GRAND TOYS INTERNATIONAL, INC.


                                    By: /s/ David Mars
                                        ___________________________
                                    Name: David Mars
                                    Title:     Vice Chairman


                                        /s/ Stephen Altro
                                    ------------------------------
                                    Name: Stephen Altro
                                    Address:

                                   Exhibit 4.5

                             STOCK OPTION AGREEMENT


           AGREEMENT made as of this 14th day of August, 1997 by and between GRAND TOYS INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada (the "Company"), and DAVID MARS (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, the Optionee has provided on-going financial support to the Company; and

     WHEREAS, the Company desires to compensate the Optionee for such financial support to the Company.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. Upon the terms and subject to the conditions set forth herein, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending ten (10) years from the date hereof (the "Termination Date"), the right and option (the "Option") to purchase from the Company, at a price of US $4.375 per share, 400,000 shares of the Company's common stock (the "Common Stock").

     2. Exercise of Option. Subject to the terms and conditions set forth herein, the Optionee may exercise all or part of the Option any time on or after the date of this Agreement and prior to the Termination Date.

     3. Method of Exercising Option. The Optionee may exercise the Option by delivering to the Company (i) a written notice stating the number of shares of Common Stock that the Optionee has elected to purchase at that time from the Company and (ii) full payment of the purchase price of the shares of Common Stock then to be purchased.

     Payment of the purchase price for the shares of Common Stock upon any exercise of the Option may be made by certified or bank cashier's check payable to the order of the Company or by delivery of shares of Common Stock having a fair market value equal to the purchase price of the Common Stock issuable upon exercise of the Option, duly endorsed in blank or accompanied by appropriate stock powers, together with such amount as the Company shall, in its sole discretion, deem necessary to satisfy any tax withholding obligation or tax arising by reason of the transfer of such shares of Common Stock.

     Only full shares of Common Stock with an aggregate fair market value (as determined by the Company) not exceeding the purchase price of the Option will be accepted in payment, and any portion of the Option price which is in excess of such aggregate fair market value must be paid in cash or by certified or bank cashier's check payable to the order of the Company, it being understood that the Company shall not be required to pay cash in exchange for tendered certificates. If the tendered certificate(s) evidence more shares of Common Stock than are accepted for payment, an appropriate replacement certificate shall be issued to the Optionee for the number of excess shares of Common Stock.

     4. Issuance of Common Stock upon Exercise of Option. As promptly as practicable after receipt of such written notification of the Optionee's election to exercise the Option and full payment of such purchase price, the Company shall issue or transfer to the Optionee the number of shares of Common Stock with respect to which the Option has been so exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

     5. Securities Law Acknowledgments. The Optionee acknowledges that the shares of Common Stock issued upon exercise of the Option may not be registered under applicable securities laws, that such shares of Common Stock purchased upon the exercise of the Option must be held indefinitely unless subsequently registered under the applicable securities laws or unless an exemption therefrom is available and at the election of the Company, such certificates may bear such legends regarding the limited transferability of the shares of Common Stock under applicable securities laws as counsel for the Company may require. The shares of Common Stock issued pursuant to the terms of this Agreement shall represent fully paid and nonassessable shares of Common Stock.

     6. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, administrators or person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     7. Transferability. The Option may be transferred by the Optionee only to a member of the Optionee's immediate family or pursuant to applicable laws of descent and distribution.

     8. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any share of Common Stock covered by the Option until the Optionee shall have become the holder of record of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

     9. Adjustment for Recapitalization, Merger, Etc. The aggregate number of shares of Common Stock which may be purchased pursuant to the Option, the number of shares of Common Stock covered by the Option and the price per share shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

     Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger, combination, consolidation or other business transaction, the Option shall cover the securities to which a holder of the number of shares of Common Stock covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

     Upon the dissolution or liquidation of the Company, the Option shall terminate; provided, however, that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of the Option.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors of the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional share which might otherwise become subject to the Option.

     10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares of Common Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such Common Stock shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this regard by the Compensation Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Act or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its executive offices at 1710 Route Transcanadienne, Dorval, Quebec, Canada H9P 1H7 and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to the Optionee at the address shown below the Optionee's signature to this Agreement.

     12. Entire Agreement. This Agreement sets forth the complete understanding of the Company and the Optionee with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to principles of conflicts of law).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    GRAND TOYS INTERNATIONAL, INC.


                                    By: /s/ Stephen Altro
                                        ___________________________
                                    Name: Stephen Altro
                                    Title:     President


                                        /s/ David Mars
                                    ------------------------------
                                    Name: David Mars
                                    Address:

                                   Exhibit 4.6

                             STOCK OPTION AGREEMENT


           AGREEMENT made as of this 14th day of August, 1997 by and between GRAND TOYS INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada (the "Company"), and RON GOLDENBERG (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, the Optionee has provided on-going financial support to the Company; and

     WHEREAS, the Company desires to compensate the Optionee for such financial support to the Company.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. Upon the terms and subject to the conditions set forth herein, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending ten (10) years from the date hereof (the "Termination Date"), the right and option (the "Option") to purchase from the Company, at a price of US $4.375 per share, 150,000 shares of the Company's common stock (the "Common Stock").

     2. Exercise of Option. Subject to the terms and conditions set forth herein, the Optionee may exercise all or part of the Option any time on or after the date of this Agreement and prior to the Termination Date.

     3. Method of Exercising Option. The Optionee may exercise the Option by delivering to the Company (i) a written notice stating the number of shares of Common Stock that the Optionee has elected to purchase at that time from the Company and (ii) full payment of the purchase price of the shares of Common Stock then to be purchased.

     Payment of the purchase price for the shares of Common Stock upon any exercise of the Option may be made by certified or bank cashier's check payable to the order of the Company or by delivery of shares of Common Stock having a fair market value equal to the purchase price of the Common Stock issuable upon exercise of the Option, duly endorsed in blank or accompanied by appropriate stock powers, together with such amount as the Company shall, in its sole discretion, deem necessary to satisfy any tax withholding obligation or tax arising by reason of the transfer of such shares of Common Stock.

     Only full shares of Common Stock with an aggregate fair market value (as determined by the Company) not exceeding the purchase price of the Option will be accepted in payment, and any portion of the Option price which is in excess of such aggregate fair market value must be paid in cash or by certified or bank cashier's check payable to the order of the Company, it being understood that the Company shall not be required to pay cash in exchange for tendered certificates. If the tendered certificate(s) evidence more shares of Common Stock than are accepted for payment, an appropriate replacement certificate shall be issued to the Optionee for the number of excess shares of Common Stock.

     4. Issuance of Common Stock upon Exercise of Option. As promptly as practicable after receipt of such written notification of the Optionee's election to exercise the Option and full payment of such purchase price, the Company shall issue or transfer to the Optionee the number of shares of Common Stock with respect to which the Option has been so exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

     5. Securities Law Acknowledgments. The Optionee acknowledges that the shares of Common Stock issued upon exercise of the Option may not be registered under applicable securities laws, that such shares of Common Stock purchased upon the exercise of the Option must be held indefinitely unless subsequently registered under the applicable securities laws or unless an exemption therefrom is available and at the election of the Company, such certificates may bear such legends regarding the limited transferability of the shares of Common Stock under applicable securities laws as counsel for the Company may require. The shares of Common Stock issued pursuant to the terms of this Agreement shall represent fully paid and nonassessable shares of Common Stock.

     6. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, administrators or person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     7. Transferability. The Option may be transferred by the Optionee only to a member of the Optionee's immediate family or pursuant to applicable laws of descent and distribution.

     8. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any share of Common Stock covered by the Option until the Optionee shall have become the holder of record of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

     9. Adjustment for Recapitalization, Merger, Etc. The aggregate number of shares of Common Stock which may be purchased pursuant to the Option, the number of shares of Common Stock covered by the Option and the price per share shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

     Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger, combination, consolidation or other business transaction, the Option shall cover the securities to which a holder of the number of shares of Common Stock covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

     Upon the dissolution or liquidation of the Company, the Option shall terminate; provided, however, that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of the Option.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors of the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional share which might otherwise become subject to the Option.

     10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares of Common Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such Common Stock shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this regard by the Compensation Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Act or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its executive offices at 1710 Route Transcanadienne, Dorval, Quebec, Canada H9P 1H7 and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to the Optionee at the address shown below the Optionee's signature to this Agreement.

     12. Entire Agreement. This Agreement sets forth the complete understanding of the Company and the Optionee with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to principles of conflicts of law).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    GRAND TOYS INTERNATIONAL, INC.


                                    By: /s/ Stephen Altro
                                        ___________________________
                                    Name: Stephen Altro
                                    Title:     President

                                        /s/ Ron Goldenberg
                                    ------------------------------
                                    Name: Ron Goldenberg
                                    Address:

                                   Exhibit 4.7


                             STOCK OPTION AGREEMENT


     AGREEMENT made as of this 14th day of August, 1997 by and between GRAND TOYS INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada (the "Company"), and ELLIOT L. BIER (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, the Optionee has provided or will provide valuable services to the Company and the Company desires to reward such services and encourage the Optionee's continued dedication and to afford the Optionee the opportunity to acquire stock ownership in, or otherwise share in the appreciation of the stock of, the Company so that the Optionee may have a direct proprietary interest in the Company's success.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. Upon the terms and subject to the conditions set forth herein, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending ten (10) years from the date hereof (the "Termination Date"), the right and option (the "Option") to purchase from the Company, at a price of US $4.375 per share, 25,000 shares of the Company's common stock (the "Common Stock").

     2. Exercise of Option. Subject to the terms and conditions set forth herein, the Optionee may exercise all or part of the Option any time on or after the date of this Agreement and prior to the Termination Date.

     3. Method of Exercising Option. The Optionee may exercise the Option by delivering to the Company (i) a written notice stating the number of shares of Common Stock that the Optionee has elected to purchase at that time from the Company and (ii) full payment of the purchase price of the shares of Common Stock then to be purchased.

     Payment of the purchase price for the shares of Common Stock upon any exercise of the Option may be made by certified or bank cashier's check payable to the order of the Company or by delivery of shares of Common Stock having a fair market value equal to the purchase price of the Common Stock issuable upon exercise of the Option, duly endorsed in blank or accompanied by appropriate stock powers, together with such amount as the Company shall, in its sole discretion, deem necessary to satisfy any tax withholding obligation or tax arising by reason of the transfer of such shares of Common Stock.

     Only full shares of Common Stock with an aggregate fair market value (as determined by the Company) not exceeding the purchase price of the Option will be accepted in payment, and any portion of the Option price which is in excess of such aggregate fair market value must be paid in cash or by certified or bank cashier's check payable to the order of the Company, it being understood that the Company shall not be required to pay cash in exchange for tendered certificates. If the tendered certificate(s) evidence more shares of Common Stock than are accepted for payment, an appropriate replacement certificate shall be issued to the Optionee for the number of excess shares of Common Stock.

     4. Issuance of Common Stock upon Exercise of Option. As promptly as practicable after receipt of such written notification of the Optionee's election to exercise the Option and full payment of such purchase price, the Company shall issue or transfer to the Optionee the number of shares of Common Stock with respect to which the Option has been so exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

     5. Securities Law Acknowledgments. The Optionee acknowledges that the shares of Common Stock issued upon exercise of the Option may not be registered under applicable securities laws, that such shares of Common Stock purchased upon the exercise of the Option must be held indefinitely unless subsequently registered under the applicable securities laws or unless an exemption therefrom is available and at the election of the Company, such certificates may bear such legends regarding the limited transferability of the shares of Common Stock under applicable securities laws as counsel for the Company may require. The shares of Common Stock issued pursuant to the terms of this Agreement shall represent fully paid and nonassessable shares of Common Stock.

     6. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, administrators or person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     7. Transferability. The Option may be transferred by the Optionee only to a member of the Optionee's immediate family or pursuant to applicable laws of descent and distribution.

     8. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any share of Common Stock covered by the Option until the Optionee shall have become the holder of record of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

     9. Adjustment for Recapitalization, Merger, Etc. The aggregate number of shares of Common Stock which may be purchased pursuant to the Option, the number of shares of Common Stock covered by the Option and the price per share shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

     Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger, combination, consolidation or other business transaction, the Option shall cover the securities to which a holder of the number of shares of Common Stock covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

     Upon the dissolution or liquidation of the Company, the Option shall terminate; provided, however, that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of the Option.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors of the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional share which might otherwise become subject to the Option.

     10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares of Common Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such Common Stock shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this regard by the Compensation Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Act or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its executive offices at 1710 Route Transcanadienne, Dorval, Quebec, Canada H9P 1H7 and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to the Optionee at the address shown below the Optionee's signature to this Agreement.

     12. Entire Agreement. This Agreement sets forth the complete understanding of the Company and the Optionee with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to principles of conflicts of law).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    GRAND TOYS INTERNATIONAL, INC.


                                    By: Stephen Altro
                                         ___________________________
                                    Name: Stephen Altro
                                    Title:     President

                                        /s/ Elliot L. Bier
                                    ------------------------------
                                    Name: Elliot L. Bier
                                    Address:

                                   Exhibit 4.8

                             STOCK OPTION AGREEMENT


     AGREEMENT  made as of this 28th day of May,  1996 by and between GRAND TOYS
INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada (the "Company"), and STEPHEN ALTRO (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, the Optionee has provided on-going financial support to the Company; and

     WHEREAS, the Company desires to compensate the Optionee for such financial support to the Company.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. Upon the terms and subject to the conditions set forth herein, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending ten (10) years from the date hereof (the "Termination Date"), the right and option (the "Option") to purchase from the Company, at a price of US $1.53 per share, such number of shares of the Company's common stock (the "Common Stock") as shall, on the date of exercise of the Option and after giving effect to the exercise of the Option, represent 11.81% of the Company's then outstanding Common Stock exclusive of Additional Affiliate Stock.

     For purposes of this Agreement, "Additional Affiliate Stock" shall mean shares of Common Stock issued (or deemed to have been issued) by the Company after the date hereof, to (i) the Optionee, any member of the Optionee's immediate family or any Affiliate of the Optionee or any member of the Optionee's immediate family, (ii) Amgo Investments, Inc. or (iii) David Mars, Ron Goldenberg or Ron Oboler, any member of such person's immediate family or any Affiliate of the such person or any member of the such person's immediate family. For purposes of this Agreement, "Affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 1933, as amended.

     By way of example, if the Option were exercised in full on the date hereof, the number of shares of Common Stock issuable upon exercise of the Option would be 1,031,983 (such shares would represent 11.81% of the 8,736,438 outstanding shares (7,704,500+1,031,983) after giving effect to the exercise of the Option). If, at the time of exercise of the Option, the Company has issued 1,000,000 additional shares of Common Stock and 150,000 of such shares of Common Stock were issued to one or more of the persons identified in the foregoing paragraph, the number of shares of Common Stock issuable upon exercise of the Option would be 1,145,579 (such shares would represent 11.81% of the outstanding shares

(9,700,079)  after giving  effect to the exercise of the Option  without  giving
effect   to   the    150,000    shares    of    Additional    Affiliate    Stock
(7,704,500+1,000,000-150,000+1,145,579)).

     2. Exercise of Option. Subject to the terms and conditions set forth herein, the Optionee may exercise all or part of the Option any time on or after the date of this Agreement and prior to the Termination Date.

     3. Method of Exercising Option. The Optionee may exercise the Option by delivering to the Company (i) a written notice stating the number of shares of Common Stock that the Optionee has elected to purchase at that time from the Company and (ii) full payment of the purchase price of the shares of Common Stock then to be purchased.

     Payment of the purchase price for the shares of Common Stock upon any exercise of the Option may be made by certified or bank cashier's check payable to the order of the Company or by delivery of shares of Common Stock having a fair market value equal to the purchase price of the Common Stock issuable upon exercise of the Option, duly endorsed in blank or accompanied by appropriate stock powers, together with such amount as the Company shall, in its sole discretion, deem necessary to satisfy any tax withholding obligation or tax arising by reason of the transfer of such shares of Common Stock.

     Only full shares of Common Stock with an aggregate fair market value (as determined by the Company) not exceeding the purchase price of the Option will be accepted in payment, and any portion of the Option price which is in excess of such aggregate fair market value must be paid in cash or by certified or bank cashier's check payable to the order of the Company, it being understood that the Company shall not be required to pay cash in exchange for tendered certificates. If the tendered certificate(s) evidence more shares of Common Stock than are accepted for payment, an appropriate replacement certificate shall be issued to the Optionee for the number of excess shares of Common Stock.

     4. Issuance of Common Stock upon Exercise of Option. As promptly as practicable after receipt of such written notification of the Optionee's election to exercise the Option and full payment of such purchase price, the Company shall issue or transfer to the Optionee the number of shares of Common Stock with respect to which the Option has been so exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

     5. Securities Law Acknowledgments. The Optionee acknowledges that the shares of Common Stock issued upon exercise of the Option may not be registered under applicable securities laws, that such shares of Common Stock purchased upon the exercise of the Option must be held indefinitely unless subsequently registered under the applicable securities laws or unless an exemption therefrom is available and at the election of the Company, such certificates may bear such legends regarding the limited transferability of the shares of Common Stock under applicable securities laws as counsel for the Company may require. The shares of Common Stock issued pursuant to the terms of this Agreement shall represent fully paid and nonassessable shares of Common Stock.

     6. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, administrators or person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     7. Transferability. The Option may be transferred by the Optionee only to a member of the Optionee's immediate family or pursuant to applicable laws of descent and distribution.

     8. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any share of Common Stock covered by the Option until the Optionee shall have become the holder of record of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Optionee shall become the holder or record thereof.

     9. Adjustment for Recapitalization, Merger, Etc. The aggregate number of shares of Common Stock which may be purchased pursuant to the Option, the number of shares of Common Stock covered by the Option and the price per share shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

     Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger, combination, consolidation or other business transaction, the Option shall cover the securities to which a holder of the number of shares of Common Stock covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

     Upon the dissolution or liquidation of the Company, the Option and shall terminate; provided, however, that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of the Option.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors of the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional share which might otherwise become subject to the Option.

     10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares of Common Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such Common Stock shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this regard by the Compensation Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Act or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its executive offices at 1710 Route Transcanadienne, Dorval, Quebec, Canada H9P 1H7 and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to the Optionee at the address shown below the Optionee's signature to this Agreement.

     12. Entire Agreement. This Agreement sets forth the complete understanding of the Company and the Optionee with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to principles of conflicts of law).

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    GRAND TOYS INTERNATIONAL, INC.


                                    By: /s/ David Mars
                                        ___________________________
                                          David Mars
                                          Vice Chairman

                                        /s/ Stephen Altro
                                    ------------------------------
                                          Stephen Altro

                                   Exhibit 4.9

                             STOCK OPTION AGREEMENT


     AGREEMENT  made as of this 28th day of May,  1996 by and between GRAND TOYS
INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada (the "Company"), and DAVID MARS (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, the Optionee has provided on-going financial support to the Company; and

     WHEREAS, the Company desires to compensate the Optionee for such financial support to the Company.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. Upon the terms and subject to the conditions set forth herein, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending ten (10) years from the date hereof (the "Termination Date"), the right and option (the "Option") to purchase from the Company, at a price of US $1.53 per share, such number of shares of the Company's common stock (the "Common Stock") as shall, on the date of exercise of the Option and after giving effect to the exercise of the Option, represent 11.81% of the Company's then outstanding Common Stock exclusive of Additional Affiliate Stock.

     For purposes of this Agreement, "Additional Affiliate Stock" shall mean shares of Common Stock issued (or deemed to have been issued) by the Company after the date hereof, to (i) the Optionee, any member of the Optionee's immediate family or any Affiliate of the Optionee or any member of the Optionee's immediate family, (ii) Amgo Investments, Inc. or (iii) Stephen Altro, Ron Goldenberg or Ron Oboler, any member of such person's immediate family or any Affiliate of the such person or any member of the such person's immediate family. For purposes of this Agreement, "Affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 1933, as amended.

     By way of example, if the Option were exercised in full on the date hereof, the number of shares of Common Stock issuable upon exercise of the Option would be 1,031,983 (such shares would represent 11.81% of the 8,736,438 outstanding shares (7,704,500+1,031,983) after giving effect to the exercise of the Option). If, at the time of exercise of the Option, the Company has issued 1,000,000 additional shares of Common Stock and 150,000 of such shares of Common Stock were issued to one or more of the persons identified in the foregoing paragraph, the number of shares of Common Stock issuable upon exercise of the Option would be 1,145,579 (such shares would represent 11.81% of the outstanding shares

(9,700,079)  after giving  effect to the exercise of the Option  without  giving
effect   to   the    150,000    shares    of    Additional    Affiliate    Stock
(7,704,500+1,000,000-150,000+1,145,579)).

     2. Exercise of Option. Subject to the terms and conditions set forth herein, the Optionee may exercise all or part of the Option any time on or after the date of this Agreement and prior to the Termination Date.

     3. Method of Exercising Option. The Optionee may exercise the Option by delivering to the Company (i) a written notice stating the number of shares of Common Stock that the Optionee has elected to purchase at that time from the Company and (ii) full payment of the purchase price of the shares of Common Stock then to be purchased.

     Payment of the purchase price for the shares of Common Stock upon any exercise of the Option may be made by certified or bank cashier's check payable to the order of the Company or by delivery of shares of Common Stock having a fair market value equal to the purchase price of the Common Stock issuable upon exercise of the Option, duly endorsed in blank or accompanied by appropriate stock powers, together with such amount as the Company shall, in its sole discretion, deem necessary to satisfy any tax withholding obligation or tax arising by reason of the transfer of such shares of Common Stock.

     Only full shares of Common Stock with an aggregate fair market value (as determined by the Company) not exceeding the purchase price of the Option will be accepted in payment, and any portion of the Option price which is in excess of such aggregate fair market value must be paid in cash or by certified or bank cashier's check payable to the order of the Company, it being understood that the Company shall not be required to pay cash in exchange for tendered certificates. If the tendered certificate(s) evidence more shares of Common Stock than are accepted for payment, an appropriate replacement certificate shall be issued to the Optionee for the number of excess shares of Common Stock.

     4. Issuance of Common Stock upon Exercise of Option. As promptly as practicable after receipt of such written notification of the Optionee's election to exercise the Option and full payment of such purchase price, the Company shall issue or transfer to the Optionee the number of shares of Common Stock with respect to which the Option has been so exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

     5. Securities Law Acknowledgments. The Optionee acknowledges that the shares of Common Stock issued upon exercise of the Option may not be registered under applicable securities laws, that such shares of Common Stock purchased upon the exercise of the Option must be held indefinitely unless subsequently registered under the applicable securities laws or unless an exemption therefrom is available and at the election of the Company, such certificates may bear such legends regarding the limited transferability of the shares of Common Stock under applicable securities laws as counsel for the Company may require. The shares of Common Stock issued pursuant to the terms of this Agreement shall represent fully paid and nonassessable shares of Common Stock.

     6. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, administrators or person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     7. Transferability. The Option may be transferred by the Optionee only to a member of the Optionee's immediate family or pursuant to applicable laws of descent and distribution.

     8. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any share of Common Stock covered by the Option until the Optionee shall have become the holder of record of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Optionee shall become the holder or record thereof.

     9. Adjustment for Recapitalization, Merger, Etc. The aggregate number of shares of Common Stock which may be purchased pursuant to the Option, the number of shares of Common Stock covered by the Option and the price per share shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

     Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger, combination, consolidation or other business transaction, the Option shall cover the securities to which a holder of the number of shares of Common Stock covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

     Upon the dissolution or liquidation of the Company, the Option and shall terminate; provided, however, that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of the Option.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors of the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional share which might otherwise become subject to the Option.

     10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares of Common Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such Common Stock shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this regard by the Compensation Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Act or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its executive offices at 1710 Route Transcanadienne, Dorval, Quebec, Canada H9P 1H7 and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to the Optionee at the address shown below the Optionee's signature to this Agreement.

     12. Entire Agreement. This Agreement sets forth the complete understanding of the Company and the Optionee with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to principles of conflicts of law).

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    GRAND TOYS INTERNATIONAL, INC.


                                    By: /s/ Stephen Altro
                                        ___________________________
                                          Stephen Altro
                                          President

                                        /s/ David Mars
                                    ------------------------------
                                          David Mars

                                  Exhibit 4.10

                             STOCK OPTION AGREEMENT


     AGREEMENT  made as of this 28th day of May,  1996 by and between GRAND TOYS
INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada (the "Company"), and RON GOLDENBERG (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, the Optionee has provided on-going financial support to the Company; and

     WHEREAS, the Company desires to compensate the Optionee for such financial support to the Company.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. Upon the terms and subject to the conditions set forth herein, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending ten (10) years from the date hereof (the "Termination Date"), the right and option (the "Option") to purchase from the Company, at a price of US $1.53 per share, such number of shares of the Company's common stock (the "Common Stock") as shall, on the date of exercise of the Option and after giving effect to the exercise of the Option, represent .54% of the Company's then outstanding Common Stock exclusive of Additional Affiliate Stock.

     For purposes of this Agreement, "Additional Affiliate Stock" shall mean shares of Common Stock issued (or deemed to have been issued) by the Company after the date hereof, to (i) the Optionee, any member of the Optionee's immediate family or any Affiliate of the Optionee or any member of the Optionee's immediate family, (ii) Amgo Investments, Inc. or (iii) Stephen Altro, David Mars or Ron Oboler, any member of such person's immediate family or any Affiliate of the such person or any member of the such person's immediate family. For purposes of this Agreement, "Affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 1933, as amended.

     By way of example, if the Option were exercised in full on the date hereof, the number of shares of Common Stock issuable upon exercise of the Option would be 42,391 (such shares would represent .54% of the outstanding shares
(7,704,500+42,391) after giving effect to the exercise of the Option). If, at the time of exercise of the Option, the Company has issued 1,000,000 additional shares of Common Stock and 150,000 of such shares of Common Stock were issued to one or more of the persons identified in the foregoing paragraph, the number of shares of Common Stock issuable upon exercise of the Option would be 46,445 (such shares would represent .54% of the outstanding shares (8,600,945) after giving effect to the exercise of the Option without giving effect to the 150,000 shares of Additional Affiliate Stock (7,704,500+1,000,000-150,000+46,445)).

     2. Exercise of Option. Subject to the terms and conditions set forth herein, the Optionee may exercise all or part of the Option any time on or after the date of this Agreement and prior to the Termination Date.

     3. Method of Exercising Option. The Optionee may exercise the Option by delivering to the Company (i) a written notice stating the number of shares of Common Stock that the Optionee has elected to purchase at that time from the Company and (ii) full payment of the purchase price of the shares of Common Stock then to be purchased.

     Payment of the purchase price for the shares of Common Stock upon any exercise of the Option may be made by certified or bank cashier's check payable to the order of the Company or by delivery of shares of Common Stock having a fair market value equal to the purchase price of the Common Stock issuable upon exercise of the Option, duly endorsed in blank or accompanied by appropriate stock powers, together with such amount as the Company shall, in its sole discretion, deem necessary to satisfy any tax withholding obligation or tax arising by reason of the transfer of such shares of Common Stock.

     Only full shares of Common Stock with an aggregate fair market value (as determined by the Company) not exceeding the purchase price of the Option will be accepted in payment, and any portion of the Option price which is in excess of such aggregate fair market value must be paid in cash or by certified or bank cashier's check payable to the order of the Company, it being understood that the Company shall not be required to pay cash in exchange for tendered certificates. If the tendered certificate(s) evidence more shares of Common Stock than are accepted for payment, an appropriate replacement certificate shall be issued to the Optionee for the number of excess shares of Common Stock.

     4. Issuance of Common Stock upon Exercise of Option. As promptly as practicable after receipt of such written notification of the Optionee's election to exercise the Option and full payment of such purchase price, the Company shall issue or transfer to the Optionee the number of shares of Common Stock with respect to which the Option has been so exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

     5. Securities Law Acknowledgments. The Optionee acknowledges that the shares of Common Stock issued upon exercise of the Option may not be registered under applicable securities laws, that such shares of Common Stock purchased upon the exercise of the Option must be held indefinitely unless subsequently registered under the applicable securities laws or unless an exemption therefrom is available and at the election of the Company, such certificates may bear such legends regarding the limited transferability of the shares of Common Stock under applicable securities laws as counsel for the Company may require. The shares of Common Stock issued pursuant to the terms of this Agreement shall represent fully paid and nonassessable shares of Common Stock.

     6. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, administrators or person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     7. Transferability. The Option may be transferred by the Optionee only to a member of the Optionee's immediate family or pursuant to applicable laws of descent and distribution.

     8. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any share of Common Stock covered by the Option until the Optionee shall have become the holder of record of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Optionee shall become the holder or record thereof.

     9. Adjustment for Recapitalization, Merger, Etc. The aggregate number of shares of Common Stock which may be purchased pursuant to the Option, the number of shares of Common Stock covered by the Option and the price per share shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

     Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger, combination, consolidation or other business transaction, the Option shall cover the securities to which a holder of the number of shares of Common Stock covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

     Upon the dissolution or liquidation of the Company, the Option and shall terminate; provided, however, that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of the Option.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors of the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional share which might otherwise become subject to the Option.

     10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares of Common Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such Common Stock shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this regard by the Compensation Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Act or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its executive offices at 1710 Route Transcanadienne, Dorval, Quebec, Canada H9P 1H7 and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to the Optionee at the address shown below the Optionee's signature to this Agreement.

     12. Entire Agreement. This Agreement sets forth the complete understanding of the Company and the Optionee with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to principles of conflicts of law).

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    GRAND TOYS INTERNATIONAL, INC.


                                    By: /s/ Stephen Altro
                                        ___________________________
                                          Stephen Altro
                                          President

                                        /s/ Ron Goldenberg
                                    ------------------------------
                                          Ron Goldenberg

                                  Exhibit 4.11

                             STOCK OPTION AGREEMENT


     AGREEMENT made as of this 1st day of October, 1996 by and between GRAND TOYS INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada (the "Company"), and ELLIOT L. BIER (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, the Optionee has provided or will provide valuable services to the Company and the Company desires to reward such services and encourages the Optionee's continued dedication and to afford the Optionee the opportunity to acquire stock ownership in, or otherwise share in the appreciation of the stock of, the Company so that the Optionee may have a direct proprietary interest in the Company's success.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. Upon the terms and subject to the conditions set forth herein, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending ten (10) years from the date hereof (the "Termination Date"), the right and option (the "Option") to purchase from the Company, at a price of US $.95 per share, such number of shares of the Company's common stock (the "Common Stock") as shall, on the date of exercise of the Option and after giving effect to the exercise of the Option, represent 1.28% of the Company's then outstanding Common Stock exclusive of Additional Affiliate Stock.

     For purposes of this Agreement, "Additional Affiliate Stock" shall mean shares of Common Stock issued (or deemed to have been issued) by the Company after the date hereof, to (i) the Optionee, any member of the Optionee's immediate family or any Affiliate of the Optionee or any member of the Optionee's immediate family. For purposes of this Agreement, "Affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 1933, as amended.

     By way of example, if the Option were exercised in full on the date hereof, the number of shares of Common Stock issuable upon exercise of the Option would be 100,000 (such shares would represent 1.28% of the 7,804,500 outstanding shares (7,704,500+100,000) after giving effect to the exercise of the Option). If, at the time of exercise of the Option, the Company has issued 1,000,000 additional shares of Common Stock and 150,000 of such shares of Common Stock were issued to one or more of the persons identified in the foregoing paragraph, the number of shares of Common Stock issuable upon exercise of the Option would be 110,917 (such shares would represent 1.28% of the outstanding shares

(8,665,417)  after giving  effect to the exercise of the Option  without  giving
effect   to   the    150,000    shares    of    Additional    Affiliate    Stock
(7,704,500+1,000,000-150,000+110,917)).

     2. Exercise of Option. Subject to the terms and conditions set forth herein, the Optionee may exercise all or part of the Option any time on or after the six month anniversary of this Agreement and prior to the Termination Date.

     3. Method of Exercising Option. The Optionee may exercise the Option by delivering to the Company (i) a written notice stating the number of shares of Common Stock that the Optionee has elected to purchase at that time from the Company and (ii) full payment of the purchase price of the shares of Common Stock then to be purchased.

     Payment of the purchase price for the shares of Common Stock upon any exercise of the Option may be made by certified or bank cashier's check payable to the order of the Company or by delivery of shares of Common Stock having a fair market value equal to the purchase price of the Common Stock issuable upon exercise of the Option, duly endorsed in blank or accompanied by appropriate stock powers, together with such amount as the Company shall, in its sole discretion, deem necessary to satisfy any tax withholding obligation or tax arising by reason of the transfer of such shares of Common Stock.

     Only full shares of Common Stock with an aggregate fair market value (as determined by the Company) not exceeding the purchase price of the Option will be accepted in payment, and any portion of the Option price which is in excess of such aggregate fair market value must be paid in cash or by certified or bank cashier's check payable to the order of the Company, it being understood that the Company shall not be required to pay cash in exchange for tendered certificates. If the tendered certificate(s) evidence more shares of Common Stock than are accepted for payment, an appropriate replacement certificate shall be issued to the Optionee for the number of excess shares of Common Stock.

     4. Issuance of Common Stock upon Exercise of Option. As promptly as practicable after receipt of such written notification of the Optionee's election to exercise the Option and full payment of such purchase price, the Company shall issue or transfer to the Optionee the number of shares of Common Stock with respect to which the Option has been so exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

     5. Securities Law Acknowledgments. The Optionee acknowledges that the shares of Common Stock issued upon exercise of the Option may not be registered under applicable securities laws, that such shares of Common Stock purchased upon the exercise of the Option must be held indefinitely unless subsequently registered under the applicable securities laws or unless an exemption therefrom is available and at the election of the Company, such certificates may bear such legends regarding the limited transferability of the shares of Common Stock under applicable securities laws as counsel for the Company may require. The shares of Common Stock issued pursuant to the terms of this Agreement shall represent fully paid and nonassessable shares of Common Stock.

     6. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, administrators or person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     7. Transferability. The Option may be transferred by the Optionee only to a member of the Optionee's immediate family or pursuant to applicable laws of descent and distribution.

     8. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any share of Common Stock covered by the Option until the Optionee shall have become the holder of record of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Optionee shall become the holder or record thereof.

     9. Adjustment for Recapitalization, Merger, Etc. The aggregate number of shares of Common Stock which may be purchased pursuant to the Option, the number of shares of Common Stock covered by the Option and the price per share shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

     Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger, combination, consolidation or other business transaction, the Option shall cover the securities to which a holder of the number of shares of Common Stock covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

     Upon the dissolution or liquidation of the Company, the Option and shall terminate; provided, however, that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of the Option.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors of the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional share which might otherwise become subject to the Option.

     10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares of Common Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such Common Stock shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this regard by the Compensation Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Act or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its executive offices at 1710 Route Transcanadienne, Dorval, Quebec, Canada H9P 1H7 and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to the Optionee at the address shown below the Optionee's signature to this Agreement.

     12. Entire Agreement. This Agreement sets forth the complete understanding of the Company and the Optionee with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to principles of conflicts of law).

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    GRAND TOYS INTERNATIONAL, INC.


                                    By: /s/ Stephen Altro
                                        ___________________________
                                          Stephen Altro
                                          President

                                        /s/ Elliot L. Bier
                                    ------------------------------
                                          Elliot L. Bier

                                  Exhibit 4.12

                             STOCK OPTION AGREEMENT


     AGREEMENT made as of this 30th day of July, 1998 by and between GRAND TOYS INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada (the "Company"), and LAWRENCE BERNSTEIN (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, Optionee has entered into an Employment Agreement with the Company.; and

     WHEREAS, the Company desires to provide additional compensation to the Optionee in connection with Optionee's employment.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. Upon the terms and subject to the conditions set forth herein, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement, the right and option (the "Option") to purchase 140,000 shares of the Company's common stock (the "Common Stock") at $5.50 per share. The Option shall vest as of the date hereof. The Option shall terminate upon in the event of Optionee's voluntary termination of employment within six months of the date hereof or upon Optionee's termination for Cause as that term is defined in the Employment Agreement (the "Termination Date"),

     2. Exercise of Option. Subject to the terms and conditions set forth herein, the Optionee may exercise all or part of the Option any time on or after the six month anniversary of the date hereof and prior to the Termination Date.

     3. Method of Exercising Option. The Optionee may exercise the Option by delivering to the Company (i) a written notice stating the number of shares of Common Stock that the Optionee has elected to purchase at that time from the Company and (ii) full payment of the purchase price of the shares of Common Stock then to be purchased.

     Payment of the purchase price for the shares of Common Stock upon any exercise of the Option may be made by certified or bank cashier's check payable to the order of the Company or by delivery of shares of Common Stock having a fair market value equal to the purchase price of the Common Stock issuable upon exercise of the Option, duly endorsed in blank or accompanied by appropriate stock powers, together with such amount as the Company shall, in its sole discretion, deem necessary to satisfy any tax withholding obligation or tax arising by reason of the transfer of such shares of Common Stock.

     Only full shares of Common Stock with an aggregate fair market value (as determined by the Company) not exceeding the purchase price of the Option will be accepted in payment, and any portion of the Option price which is in excess of such aggregate fair market value must be paid in cash or by certified or bank cashier's check payable to the order of the Company, it being understood that the Company shall not be required to pay cash in exchange for tendered certificates. If the tendered certificate(s) evidence more shares of Common Stock than are accepted for payment, an appropriate replacement certificate shall be issued to the Optionee for the number of excess shares of Common Stock.

     4. Issuance of Common Stock upon Exercise of Option. As promptly as practicable after receipt of such written notification of the Optionee's election to exercise the Option and full payment of such purchase price, the Company shall issue or transfer to the Optionee the number of shares of Common Stock with respect to which the Option has been so exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

     5. Securities Law Acknowledgments. The Optionee acknowledges that the shares of Common Stock issued upon exercise of the Option may not be registered under applicable securities laws, that such shares of Common Stock purchased upon the exercise of the Option must be held indefinitely unless subsequently registered under the applicable securities laws or unless an exemption therefrom is available and at the election of the Company, such certificates may bear such legends regarding the limited transferability of the shares of Common Stock under applicable securities laws as counsel for the Company may require. The shares of Common Stock issued pursuant to the terms of this Agreement shall represent fully paid and nonassessable shares of Common Stock.

     6. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, administrators or person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     7. Transferability. The Option may be transferred by the Optionee only to a member of the Optionee's immediate family or pursuant to applicable laws of descent and distribution.

     8. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any share of Common Stock covered by the Option until the Optionee shall have become the holder of record of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

     9. Adjustment for Recapitalization, Merger, Etc. The aggregate number of shares of Common Stock which may be purchased pursuant to the Option, the number of shares of Common Stock covered by the Option and the price per share shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

     Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger, combination, consolidation or other business transaction, the Option shall cover the securities to which a holder of the number of shares of Common Stock covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

     Upon the dissolution or liquidation of the Company, the Option shall terminate; provided, however, that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of the Option.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors of the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional share which might otherwise become subject to the Option.

     10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares of Common Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such Common Stock shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this regard by the Compensation Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Act or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its executive offices at 1710 Route Transcanadienne, Dorval, Quebec, Canada H9P 1H7 and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to the Optionee at the address shown below the Optionee's signature to this Agreement.

     12. Entire Agreement. This Agreement sets forth the complete understanding of the Company and the Optionee with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to principles of conflicts of law).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    GRAND TOYS INTERNATIONAL, INC.


                                    By: /s/ Stephen Altro
                                        ___________________________
                                    Name: Stephen Altro
                                    Title:     Chairman

                                        /s/ Lawrence Bernstein
                                    ------------------------------
                                    Name: Lawrence Bernstein
                                    Address:

                                  Exhibit 4.13

                             STOCK OPTION AGREEMENT


     AGREEMENT made as of this 30th day of July, 1998 by and between GRAND TOYS INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada (the "Company"), and ROBERT FINN (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, Optionee has entered into an Employment Agreement with the Company; and

     WHEREAS, the Company desires to provide additional compensation to the Optionee in connection with Optionee's employment.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. Upon the terms and subject to the conditions set forth herein, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement, the right and option (the "Option") to purchase 140,000 shares of the Company's common stock (the "Common Stock") at $5.50 per share. The Option shall vest as of the date hereof. The Option shall terminate upon in the event of Optionee's voluntary termination of employment within six months of the date hereof or upon Optionee's termination for Cause as that term is defined in the Employment Agreement (the "Termination Date"),

     2. Exercise of Option. Subject to the terms and conditions set forth herein, the Optionee may exercise all or part of the Option any time on or after the six month anniversary of the date hereof and prior to the Termination Date.

     3. Method of Exercising Option. The Optionee may exercise the Option by delivering to the Company (i) a written notice stating the number of shares of Common Stock that the Optionee has elected to purchase at that time from the Company and (ii) full payment of the purchase price of the shares of Common Stock then to be purchased.

     Payment of the purchase price for the shares of Common Stock upon any exercise of the Option may be made by certified or bank cashier's check payable to the order of the Company or by delivery of shares of Common Stock having a fair market value equal to the purchase price of the Common Stock issuable upon exercise of the Option, duly endorsed in blank or accompanied by appropriate stock powers, together with such amount as the Company shall, in its sole discretion, deem necessary to satisfy any tax withholding obligation or tax arising by reason of the transfer of such shares of Common Stock.

     Only full shares of Common Stock with an aggregate fair market value (as determined by the Company) not exceeding the purchase price of the Option will be accepted in payment, and any portion of the Option price which is in excess of such aggregate fair market value must be paid in cash or by certified or bank cashier's check payable to the order of the Company, it being understood that the Company shall not be required to pay cash in exchange for tendered certificates. If the tendered certificate(s) evidence more shares of Common Stock than are accepted for payment, an appropriate replacement certificate shall be issued to the Optionee for the number of excess shares of Common Stock.

     4. Issuance of Common Stock upon Exercise of Option. As promptly as practicable after receipt of such written notification of the Optionee's election to exercise the Option and full payment of such purchase price, the Company shall issue or transfer to the Optionee the number of shares of Common Stock with respect to which the Option has been so exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

     5. Securities Law Acknowledgments. The Optionee acknowledges that the shares of Common Stock issued upon exercise of the Option may not be registered under applicable securities laws, that such shares of Common Stock purchased upon the exercise of the Option must be held indefinitely unless subsequently registered under the applicable securities laws or unless an exemption therefrom is available and at the election of the Company, such certificates may bear such legends regarding the limited transferability of the shares of Common Stock under applicable securities laws as counsel for the Company may require. The shares of Common Stock issued pursuant to the terms of this Agreement shall represent fully paid and nonassessable shares of Common Stock.

     6. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, administrators or person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     7. Transferability. The Option may be transferred by the Optionee only to a member of the Optionee's immediate family or pursuant to applicable laws of descent and distribution.

     8. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any share of Common Stock covered by the Option until the Optionee shall have become the holder of record of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

     9. Adjustment for Recapitalization, Merger, Etc. The aggregate number of shares of Common Stock which may be purchased pursuant to the Option, the number of shares of Common Stock covered by the Option and the price per share shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

     Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger, combination, consolidation or other business transaction, the Option shall cover the securities to which a holder of the number of shares of Common Stock covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

     Upon the dissolution or liquidation of the Company, the Option shall terminate; provided, however, that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of the Option.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors of the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional share which might otherwise become subject to the Option.

     10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares of Common Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such Common Stock shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this regard by the Compensation Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Act or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its executive offices at 1710 Route Transcanadienne, Dorval, Quebec, Canada H9P 1H7 and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to the Optionee at the address shown below the Optionee's signature to this Agreement.

     12. Entire Agreement. This Agreement sets forth the complete understanding of the Company and the Optionee with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to principles of conflicts of law).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    GRAND TOYS INTERNATIONAL, INC.


                                    By: /s/ Ron Goldenberg
                                        ___________________________
                                    Name: Ron Goldenberg
                                    Title:  Executive Vice
                                          President and Chief
                                          Financial Officer


                                        /s/ Robert Finn
                                    ------------------------------
                                    Name: Robert Finn
                                    Address:

                                  Exhibit 5.1

                                       PIPER & MARBURY
                                           L.L.P.
                                 1251 AVENUE OF THE AMERICAS
                                NEW YORK, NEW YORK 10020-1104
                                        212-835-6000
                                      FAX: 212-835-6001
                                                                     BALTIMORE
                                                                    WASHINGTON
                                                                  PHILADELPHIA
                                                                        EASTON


                                December 15, 1998




Grand Toys International, Inc.
1710 Route Transcandienne
Dorval, Quebec, Canada H9P 1H7

Gentlemen:

      We have acted as counsel to Grand Toys International, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 of the Company (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on December 14, 1998, pursuant to the Securities Act of 1933, as amended. The Registration Statement covers the sale of 300,000 shares (the "Plan Shares") of the Company's Common Stock, $.001 par value (the "Common Stock") issuable upon exercise of options granted or to be granted under the Company's Amended and Restated 1993 Stock Option Plan (the "Plan") and 1,721,095 shares (the "Non-Plan Shares") issuable upon exercise of options granted outside the Plan. The Plan Shares together with the Non-Plan Shares are hereafter referred to as the "Option Shares."

     In this capacity, we have examined the Registration Statement, the Articles of Incorporation, as amended, and Amended and Restated Bylaws of the Company, the records of corporate proceedings of the Company and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others and have not independently verified the matters stated therein.

                                                                 Piper & Marbury
                                                                          L.L.P.

Grand Toys International, Inc.
December 15, 1998
Page 2


     Based upon the foregoing, we are of the opinion that the sale and issuance of the Option Shares have been duly authorized by the Board of Directors of the Company, and the Option Shares when issued and paid for, as contemplated by the Registration Statement and as provided for in the respective option agreements, will be validly issued, fully paid and non-assessable.

      We call your attention to the fact that the members of this firm who worked on the transactions contemplated herein are not licensed to practice law in any jurisdiction other than the State of New York. To the extent the laws of Nevada are or may be applicable in rendering the foregoing opinion, our opinion is based solely upon a review of the General Corporation Law of the State of Nevada. Accordingly, except as provided in the preceding sentence, we express no opinion with respect to the laws of any jurisdiction other than the State of New York and the federal laws of the United States typically applicable to transactions of the type contemplated by the Registration Statement. Without limiting the generality of the foregoing, we also express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

      The opinion expressed in this letter is solely for the use of the Company in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. The opinion expressed in this letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement and in the Prospectus included in the Registration Statement.

                               Very truly yours,

                               /s/ Piper & Marbury L.L.P.

                               Piper & Marbury L.L.P.

                                  Exhibit 23.1


                            [LETTERHEAD OF KPMG LLP]



The Board of Directors
Grand Toys International, Inc.
1710 Trans Canada Highway
Dorval, Quebec
H9P 1H7


      We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                    /s/ KPMG LLP
                                    Chartered Accountants


Montreal, Canada
December 14, 1998